UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2005

PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 26, 2005, PolyOne Corporation (the “Company”), entered into an Amended and Restated Receivables Purchase Agreement (the “Amended Receivables Purchase Agreement”) among the Company, as servicer, PolyOne Funding Corporation (“PFC”), as seller, Citicorp USA, Inc., as agent, National City Business Credit, Inc., as syndication agent, and the banks and other financial institutions party thereto, as initial purchasers, which amends and restates the Receivables Purchase Agreement, dated as of May 6, 2003, as amended, among the Company, as servicer, PFC, as seller, Citicorp USA, Inc., as administrative agent for the purchasers and other owners, Citibank, N.A., as issuing bank, National City Commercial Finance, Inc., as syndication agent, and the purchasers party thereto (the “Original Agreement”), which governs the Company’s receivables sale facility. The Amended Receivables Purchase Agreement amends the Original Agreement to, among other things, extend the expiration date of the receivables sale facility to July 2010, reduce the cost of utilizing the receivables sale facility and modify certain financial covenants. The Original Agreement required the Company to maintain an Interest Coverage Ratio, as defined in the Original Agreement. The Amended Receivables Purchase Agreement now requires the Company to maintain a minimum Fixed Charge Coverage Ratio, as defined in the Amended Receivables Purchase Agreement, of not less than 1 to 1 when availability under the receivables sale facility is $40 million or less.

     Also on July 26, 2005, the Company entered into Amendment No. 4 to Amended and Restated Credit Agreement among the Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement (as defined below) and Citicorp USA, Inc., as administrative agent (the “Amended Credit Agreement”) to the Amended and Restated Credit Agreement, dated as of May 6, 2003, as amended, among the Company, Citicorp USA, Inc., as administrative agent and lender, Citigroup Global Markets Inc., as sole lead arranger, National City Commercial Financial, Inc., as syndication agent, KeyBank National Association, as documentation agent, and the other lenders party thereto (the “Credit Agreement”). The Amended Credit Agreement amends the Credit Agreement to, among other things, modify certain financial covenants. Pursuant to the Amended Credit Agreement, for the third quarter of 2005, the amended minimum Interest Coverage Ratio, as defined in the Amended Credit Agreement, is 2.00 and the amended Maximum Borrowed Debt-to-Adjusted EBITDA Ratio, as defined in the Amended Credit Agreement, is 4.75. For the fourth quarter of 2005, the amended minimum Interest Coverage Ratio is 2.00 and the amended maximum Borrowed Debt-to-Adjusted EBITDA Ratio is 4.65.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2005

POLYONE CORPORATION
By		/s/ Wendy C. Shiba

	Name: Title:	Wendy C. Shiba Vice President, Chief Legal Officer and Secretary